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                                                                       EXHIBIT 2





                    EXCHANGE AGREEMENT AND PLAN OF MERGER


        EXCHANGE AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of January 29, 1998, among Greenwich I LLC, a Delaware limited liability company ("G-I"), Greenwich II LLC, a Delaware limited liability company ("G-II"), EVI Audio Holdings, Inc., a Delaware corporation ("EVI Holdings"), Telex Communications Group, Inc., a Delaware corporation ("Telex Holdings"), Telex Communications, Inc., a Delaware corporation ("TCI"), and EV International, Inc., a Delaware corporation ("EVI").


                                  RECITALS

        WHEREAS, G-I desires to contribute and exchange (the "Exchange"), 85,000 shares of EVI Holdings' common stock, par value $.001 per share (the "EVI
Common Stock") and 13,000 shares of EVI Holdings' Class A Pay-In-Kind Preferred Stock, par value $.01 per share (the "EVI Preferred Stock" and, together with the EVI Common Stock, the "EVI Shares"), in exchange, respectively, for 1,397,400 shares of Telex Holdings' common stock, par value $.0005 per share (the "Telex Common Stock") and 13,000 shares of Telex Holdings' Series A Pay-In-Kind Preferred Stock, par value $.01 per share, with the terms, rights, privileges and preferences set forth on the Certificate of Designation attached hereto as Exhibit A (the "Telex Preferred Stock" and, together with the Telex Common Stock, the "Telex Shares"), on the terms and conditions described in this Agreement;

        WHEREAS, immediately subsequent to the Exchange, EVI Holdings will be merged with and into Telex Holdings pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"), with Telex Holdings as the surviving corporation (the "Short Form Merger");

        WHEREAS, it is intended and agreed that the Exchange and the Short Form Merger shall together be treated as a "reorganization" within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended;

        WHEREAS, the day following the completion of the Exchange and the Short Form Merger, TCI, a wholly owned subsidiary of Telex Holdings desires to merge with and into EVI, a wholly owned subsidiary of EVI Holdings ("EVI"), pursuant to Section 251 of the DGCL, with EVI as the surviving corporation (the

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"Subsequent Merger" and, together with the Short Form Merger, the "Mergers")
and, pursuant to such Subsequent Merger, each share of common stock, par value $1.00 per share, of TCI outstanding and issued shall, upon consummation of the Subsequent Merger, without any action on the part of the holder thereof, be canceled and retired and cease to exist, each share of common stock, par value $.01 per share, of EVI outstanding and issued, upon consummation of the Subsequent Merger, without any action on the part of the holder thereof, shall remain outstanding and issued as such shares of the surviving corporation, and the surviving corporation shall be renamed Telex Communications, Inc;

          NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto intending legally to be bound agree as follows:


                                   ARTICLE I

                               EXCHANGE OF SHARES

          1.1 Exchange of Shares. Subject to the terms and conditions hereof, G-I shall contribute 85,000 shares of EVI Common Stock and 13,000 shares of EVI Preferred Stock to Telex Holdings in exchange, respectively, for 1,397,400 shares of Telex Common Stock and 13,000 shares of Telex Preferred Stock at the Closing in the manner set forth in Section 1.2 hereof.

          1.2 Closing. The closing of the Exchange and the Short Form Merger (the "Closing") shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022 at 3:30 p.m. on January 30, 1998, or on such other date as the parties may agree to in writing. At the Closing:

          (a) G-I shall deliver to Telex Holdings, free and clear of any liens, stock certificates representing 85,000 shares of EVI Holdings
Common Stock and 13,000 shares of EVI Holdings Preferred Stock;

          (b) Telex Holdings shall deliver to G-I, free and clear of any liens, stock certificates representing 1,397,400 shares of Telex b) Holdings Common Stock and 13,000 shares of Telex Preferred Stock;

          (c) Telex Holdings shall file a certificate of merger with respect to the Short Form Merger with the Secretary of State of the State of Delaware in


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     accordance with Sections 253 and 103 of the General Corporation Law of the State of Delaware (the "GCL"); and

          (d) Telex Holdings shall file (i) an amendment (the "Charter Amendment") to its Certificate of Incorporation with the Secretary of State of the State of Delaware to provide that the authorized capital of Telex Holdings shall be increased to 7 million shares of Telex Common Stock and to create 200,000 shares of "blank check" preferred stock, and (ii) the Certificate of Designation for the Telex Preferred Stock.

         1.3 Closing of Subsequent Merger. The closing of the Subsequent Merger shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, on the business day next following the date of the Closing. At such subsequent closing, EVI shall file the certificate of merger attached hereto as Exhibit B with the Secretary of State of the State of Delaware in accordance with Sections 251 and 103 of the GCL.


                                   ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF G-I AND EVI HOLDINGS

          Each of G-I, EVI Holdings and EVI jointly and severally represent and warrant to G-II, Telex Holdings and TCI as follows, except that the representation and warranty in Section 2.2 is only made by G-I to Telex
Holdings:

          2.1 Authorization, Execution and Delivery. Such party has all necessary power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement, by such party has been duly and validly authorized by all necessary action on its part and this Agreement has been duly executed and delivered by such party. This Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its respective terms, except as limited by laws affecting the enforcement of creditors' rights generally or equitable principles.

          2.2 Title to Shares. Upon delivery of and exchange of the EVI Shares at the Closing as provided for in this Agreement, Telex Holdings will acquire good and valid title to all such EVI Shares being contributed to it by G-I, free and clear of all liens, other than any liens created by or on behalf of Telex Holdings.



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          2.3  Capital Structure.  The authorized capital stock of EVI Holdings consists of 300,000 shares of EVI Common Stock and 100,000 shares of Preferred Stock. At the close of business on January 29, 1998 (i) 85,000 shares of EVI Common Stock were issued and outstanding, 13,000 shares of EVI Preferred Stock were issued and outstanding, and there were outstanding warrants to acquire 535 shares of EVI Common Stock. Except as set forth above, there are no securities presently outstanding which are convertible into, or exchangeable for or carrying the right to acquire, equity securities or EVI Holdings, or subscriptions, warrants, options, or other rights or arrangements obligating
EVI Holdings to issue, transfer or dispose of any of its equity securities.

          2.4 SEC Documents; Undisclosed Liabilities. EVI has filed a Registration Statement on Form S-4 which was declared effective by the Securities and Exchange Commission ("SEC") on September 30, 1997, and since such date has filed all required reports, schedules, forms, statements and other documents with the SEC (the "EVI SEC Documents"). As of their respective dates, the EVI SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such EVI SEC Documents, and none of the EVI SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of EVI included in the EVI SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of EVI and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). EVI Holdings' sole asset consists of the capital stock of EVI. Except (i) as set forth in the EVI SEC Documents and (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the EVI SEC Documents, neither EVI Holdings nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting to be recognized or disclosed on a consolidated balance sheet of EVI Holdings and its consolidated subsidiaries or in the notes thereto which,



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individually or in the aggregate, is material to EVI Holdings and its subsidiaries, taken as a whole.


                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF G-II AND TELEX HOLDINGS

          G-II and Telex Holdings jointly and severally represent and warrant to G-I, EVI Holdings and EVI as follows, except that the representation and warranty in Section 3.2 is only made by Telex Holdings to G-I:

          3.1 Authorization, Execution and Delivery. Such party has all necessary power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement, by such party has been duly and validly authorized by all necessary action on its part and this Agreement has been duly executed and delivered by such party. This Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its respective terms, except as limited by laws affecting the enforcement of creditors' rights generally or equitable principles.

          3.2 Title to Shares. Upon delivery of and exchange of the Telex Shares at the Closing as provided for in this Agreement, G-I will acquire good and valid title to all such Telex Shares being contributed to it by G-II, free and clear of all liens, other than any liens created by or on behalf of G-I.

          3.3 Capital Structure. The authorized capital stock of Telex Holdings consists of 5,000,000 shares of Telex Holdings Common Stock. Pursuant to the Charter Amendment, Telex Holdings proposes to increase the number of shares of Telex Common Stock to 7,000,000 and to create 200,000 shares of preferred stock, par value $.01 per share. At the close of business on January 28, 1998, 3,040,740 shares of Telex Common Stock were issued and outstanding, and there were outstanding options to acquire 1,011,460 shares of Telex Common Stock and warrants to acquire 9,405 shares of Telex Common Stock. Except as set forth above, there are no securities presently outstanding which are convertible into, or exchangeable for or carrying the right to acquire, equity securities or Telex Holdings, or subscriptions, warrants, options, or other rights or arrangements obligating Telex Holdings to issue, transfer or dispose of any of its equity securities.




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          3.4  SEC Documents; Undisclosed Liabilities.  TCI has filed a
Registration Statement on Form S-4 which was declared effective by the Securities and Exchange Commission ("SEC") on September 5, 1997, and since such date has filed all required reports, schedules, forms, statements and other documents with the SEC (the "TCI SEC Documents"). As of their respective dates, the TCI SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such TCI SEC Documents, and none of the TCI SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of TCI included in the TCI SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of TCI and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Telex Holdings' sole asset consists of the capital stock of TCI. Except (i) as set forth in the TCI SEC Documents, (ii) for Telex Holdings' 15% Step-Up Subordinated Notes due 2009 and (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the TCI SEC Documents, neither Telex Holdings nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting to be recognized or disclosed on a consolidated balance sheet of Telex Holdings and its consolidated subsidiaries or in the notes thereto which, individually or in the aggregate, is material to Telex Holdings and its subsidiaries, taken as a whole.


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                                   ARTICLE IV

                                 MISCELLANEOUS

          4.1 Further Assurances. From time to time on and after the date of the Closing, each party hereto agrees that it will execute and deliver or cause to be executed and delivered all such further assignments, assurances or other instruments, and shall take or cause to be taken all such further actions, as may be necessary or desirable to consummate the Exchange and the other transactions contemplated by this Agreement.

          4.2   Termination.   This Agreement may be terminated and the Exchange
canceled at any time prior to the date of the Closing by G-I and G- II. In the event of such termination, this Agreement shall become void and have no effect, without any liability on the part of any party hereto or its directors, member, officers or stockholders in respect of this Agreement.

          4.3 Survival. None of the representations and warranties in this Agreement shall survive the Closing.

          4.4   Amendment.   At any time prior to the Closing, the parties
hereto may by written agreement amend, modify or supplement any provision of this Agreement.

          4.5    Governing Law.   This Agreement shall be governed by and
construed and enforced in accordance with the laws of the State of Delaware

          4.6    Successors and Assigns.   This Agreement shall be binding
upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          4.7   Miscellaneous.   The headings set forth herein are for
convenience only and shall not be used in interpreting the text of the section in which they appear. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.



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   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                        GREENWICH I LLC


                                        By:/s/ Christine K. Vanden Beukel
                                           -------------------------------------
                                           Name: Christine K. Vanden Beukel
                                           Title:


                                        GREENWICH II LLC


                                        By:/s/ Christine K. Vanden Beukel
                                           -------------------------------------
                                           Name: Christine K. Vanden Beukel
                                           Title:


                                        EVI AUDIO HOLDINGS, INC.


                                        By:/s/ Christine K. Vanden Beukel
                                           -------------------------------------
                                           Name: Christine K. Vanden Beukel
                                           Title: Vice President and Secretary


                                        EV INTERNATIONAL, INC.


                                        By:/s/ Christine K. Vanden Beukel
                                           -------------------------------------
                                           Name: Christine K. Vanden Beukel
                                           Title: Secretary



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                                        TELEX COMMUNICATIONS GROUP, INC.


                                        By:/s/ John A. Palleschi
                                           -------------------------------------
                                           Name: John A. Palleschi
                                           Title: Vice President, Secretary
                                                  and General Counsel

                                        TELEX COMMUNICATIONS, INC.


                                        By:/s/ John A. Palleschi
                                           -------------------------------------
                                           Name: John A. Palleschi
                                           Title: Vice President, Secretary
                                                  and General Counsel





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